UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road
Yardley, Pennsylvania 19067-4232
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

This Current Report on Form 8-K ("Current Report") is being filed by Crown Holdings, Inc. (the "Company") to retrospectively recast certain financial information and related disclosures contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018 ("2017 Form 10-K"), as described below.

Adoption of New Accounting Guidance

Effective January 1, 2018, the Company adopted the following new accounting guidance that required retrospective adoption and applied the changes retrospectively to all periods presented.

•
Statement of Cash Flows - Under new guidance, premiums paid for debt extinguishments are classified as cash outflows from financing activities. In addition, beneficial interests obtained in a securitization of financial assets are disclosed as a noncash activity and cash receipts from the beneficial interests are classified as cash inflows from investing activities.

•
Statement of Cash Flows - Under new guidance, the statement of cash flows must explain the change in the total of cash, cash equivalents and restricted cash. In addition, restricted cash is included in a cash reconciliation of beginning-of-period and end-of-period total amounts shown on the statements of cash flow.

•
Pension and other postretirement benefit costs - Under new guidance, only the service cost component of pension and other postretirement benefit costs is presented with other employee compensation costs within income from operations or capitalized in assets. The other components are reported separately outside of income from operations and are not eligible for capitalization.

Changes in Segment Reporting

Effective January 1, 2018, the Company made the following changes to its segment reporting to reflect refinements to its internal reporting.

•	The North America Food Segment was moved to non-reportable segments.

•	Definition of the segment performance measure, segment income, was revised to exclude intangible amortization charges.

Segment information for all periods presented has been retrospectively adjusted to conform to the 2018 presentation.

To reflect all of the changes noted above, the following Items of the 2017 Form 10-K are being adjusted retrospectively (which Items as adjusted are attached as an Exhibit hereto and incorporated by reference herein):

•	Part I, Item 1. Business;

•	Part II, Item 6. Selected Financial Data;

•	Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and

•	Part II, Item 8. Financial Statements and Supplementary Data from Crown Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017.

The Current Report does not reflect events that may have occurred subsequent to the original filing date of the 2017 Form 10-K and does not modify or update in any way the disclosures made in the 2017 Form 10-K other than as required to retrospectively reflect changes from the adoption of new accounting guidance and changes to segment reporting, as described above. All other information in the 2017 Form 10-K remains unchanged. Without limitation of the foregoing, this filing does not purport to update the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the 2017 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or becoming known to management subsequent to the date of filing of the 2017 Form 10-K and the subsequent Quarterly Report on Form 10-Q of the company for the quarterly period ended September 30, 2018, filed on October 29, 2018. For information on developments since the filing of the 2017 Form 10-K, please refer to the Company's subsequent filings with the Securities and Exchange Commission. The information contained in this Current Report on Form 8-K is not an amendment to, or a restatement of, the 2017 Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
23	Consent of Independent Registered Public Accounting Firm
99.1
Updated Part 1, Item 1. Business, Part II, Item 6. Selected Financial Data, Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 8. Financial Statements and Supplementary Data from Crown Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017.

101
The following recast financial information related to Crown Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Statements of Comprehensive Income, (iii) the Consolidated Balance Sheets, (iv) the Consolidated Statements of Cash Flows, (v) the Consolidated Statements of Changes in Shareholders' Equity and (vi) Notes to the Consolidated Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
David A. Beaver
Vice President and Corporate Controller

Dated: December 6, 2018